UNITED STATES
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WILLIAMS INDUSTRIAL SERVICES GROUP INC.
(Name of Registrant as Specified In Its Charter)

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NEWS RELEASE

Williams Industrial Services Group Inc. ♦ 100 Crescent Centre Parkway, Suite 1240 ♦ Tucker, GA 30084

FOR IMMEDIATE RELEASE

Williams Confirms Annual Meeting Arrangements

June 9, 2020 at Company Headquarters

ATLANTA, June 1, 2020 – Williams Industrial Services Group Inc. (OTCQX: WLMS) (“Williams” or the “Company”), a construction and maintenance services company, today confirmed that its Annual Meeting of Shareholders will take place, as previously scheduled, at 9:00 am ET on Tuesday, June 9, 2020 at the Company’s headquarters location. The address is 100 Crescent Centre Parkway, Suite 104, Tucker, Georgia 30084. Williams does not anticipate that its full Board of Directors or management team will attend the meeting in person due to the Company’s policies related to non-essential air travel during the COVID-19 pandemic.

Shareholders who plan to attend the Annual Meeting in person should contact the Company's secretary at corporatesecretary@wisgrp.com not later than 5:00 pm ET on Friday, June 5, 2020 so the Company can prepare to accommodate currently-recommended social distancing guidelines. Attendees at the Annual Meeting will be expected to comply with social distancing guidelines. As always, the Company encourages shareholders to vote their shares prior to the meeting.

About Williams

Williams Industrial Services Group has been safely helping plant owners and operators enhance asset value for more than 50 years. The Company provides a broad range of construction, maintenance and modification, and support services to customers in energy and industrial end markets. Williams’ mission is to be the preferred provider of construction, maintenance, and specialty services through commitment to superior safety performance, focus on innovation, and dedication to delivering unsurpassed value to its customers.

Additional information about Williams can be found on its website: www.wisgrp.com.

Forward-looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of the term set forth in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements or expectations regarding the Company’s ability to hold its annual meeting in person at the Company’s offices and other related matters. These statements reflect the Company’s current views of future events and financial performance and are subject to a number of risks and uncertainties, some of which have been, and may further be, exacerbated by the COVID-19 pandemic, including its ability to comply with the terms of its debt instruments and access letters of credit, ability to implement strategic initiatives, business plans, and liquidity plans, and ability to maintain effective internal control over financial reporting and disclosure controls and procedures. Actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements. Additional risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, reduced need for construction or maintenance services in the Company’s targeted markets, or increased regulation of such markets, loss of any of the Company’s major customers, whether pursuant to the loss of pending or future bids for either new business or an extension of existing business, termination of customer or vendor relationships, cost increases and project cost overruns, unforeseen schedule delays, poor performance by its subcontractors, cancellation of projects, the impact of the COVID-19 pandemic on the Company generally or on any of the Company’s customers or vendors upon which it relies, including, among other things, changes in capital spending by the Company’s customers and the significant adverse impacts on economic and market conditions of the COVID-19 pandemic and the Company’s ability to respond to the challenges and business disruption presented by the COVID-19 pandemic, the recent disruption of the global energy market and resulting low fuel prices, competition, including competitors being awarded business by current customers, damage to the Company’s reputation, warranty or product liability claims, increased exposure to environmental or other liabilities, failure to comply with various laws and regulations, failure to attract and retain highly-qualified personnel, loss of customer relationships with critical personnel, volatility of the Company’s stock price, deterioration or uncertainty of credit markets, and changes in the economic, social and political conditions in the United States, including the banking environment or monetary policy.

Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including the section of the Annual Report on Form 10-K for its 2019 fiscal year titled “Risk Factors.” Any forward-looking statement speaks only as of the date of this press release. Except as may be required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and you are cautioned not to rely upon them unduly.

Investor Contact:

Chris Witty

Darrow Associates

646-345-0998

cwitty@darrowir.com